EXHIBIT 10.10

AMENDMENT NO. 2 TO THE

BRIDGE LOAN AGREEMENT

         This Amendment No. 2 to the Bridge Loan Agreement (this "Amendment") is entered into as of the 9th day of July, 2008, by and among S3 Investment Company, Inc., a California corporation (the “Company” or “SIVC”), and the investors listed on the SCHEDULE OF INVESTORS attached to the original Bridge Loan Agreement, as amended in Amendment No. 1 to the Bridge Loan Agreement (the “Investors”).

Investors and the Company have previously entered into that certain Bridge Loan Agreement dated January 28, 2008 (the "Agreement").  Investors and the Company desire to amend the Agreement as provided herein. Terms defined in the Agreement which are used herein shall have the same meanings as set forth in the Agreement, unless otherwise specified.

         NOW, THEREFORE, Investors and the Company hereby modify and amend the Agreement as follows:

         1. Section 2.2(a) of the Agreement is hereby amended in its entirety to read as follows:

2.2

 Additional Closing(s).

(a)

Conditions of Additional Closing(s).  On the funding dates set forth below, the Company may, at one or more additional closings (each an “Additional Closing”), issue and sell to the Investors additional Senior Notes in proportion to each Investor to the Senior Notes sold at the Closing, and such Senior Notes having an aggregate principal amount of up to $500,000, provided, however, that achievement of the milestone event at each such Additional Closing shall have been previously approved by a majority of the aggregate principal amount of the Senior Notes:

Funded	Funding Date	Funding Amount	Milestone Date	Milestone Event
Yes	February 1, 2008,	$60,000	Feb 1, 08	Execution of a Joint Venture Agreement between Redwood Capital, Inc. and a Chinese reverse takeover (“RTO”) public listing client company
Yes	March 7, 2008	$60,000	Mar 7, 08	Execution of another Joint Venture Agreement between Redwood Capital, Inc. and a Chinese RTO client company
Yes	April, 17 2008	$60,000	April 17, 08	Hire Compliance Officer and Corporate Controller
	July 3, 2008	$60,000	July 3, 08	Engage auditor PCAOB audit of S3 Investments, Inc.

Aug 10, 2008	$60,000	Aug 10, 08	Completion of an SEC audit of SIVC for the Two Years ended June 30, 2008
Sept 5, 2008	$60,000	Sept 5, 08	Redwood Capital, Inc. client company obtaining a term sheet from a lead investor for its RTO funding
Sept 15, 2008	$80,000	Sept 15, 08	Form 10 Registration Statement Filed.
Oct 5, 2008	$60,000	Oct 5, 08	Another Redwood Capital, Inc. client company obtaining a term sheet from a lead investor for its RTO funding

2.  In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern. In all other respects, the Agreement, as supplemented, amended and modified, shall remain in full force and effect.

         IN WITNESS WHEREOF, the Company and Investors have executed this Amendment as of the day and year first written above.

S3 INVESTMENT COMPANY, INC.

By /s/ James S. Bickel, Sr.

Name:  James S. Bickel, Sr.

Title:  President

Investors:

ANCORA GREATER CHINA FUND, LP

By /s/ John Micklitsch

Name:  John Micklitsch

THE BOSPHOROUS GROUP, INC.

By /s/ Daniel J. McClory

Name:  Daniel J. McClory

Title:  President

By /s/ Matthew Hayden

Name: Matthew Hayden

By: /s/ Stephen Taylor

Name: Stephen Taylor